UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 13, 2005

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

1020 Crews Road, Suite J Matthews, North Carolina	28106
(Address of principal executive offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2005, PokerTek, Inc. (the “Company”) entered into an underwriting agreement with Feltl and Company (the “Underwriter”) relating to the Company’s issuance and sale to the Underwriter of 2,000,000 shares of the Company’s common stock in connection with the initial public offering of the Company’s common stock at a price to the public of $11.00 per share (the “Offering”). In addition, the Company has granted the Underwriter a 45-day option to purchase up to 300,000 additional shares of the Company’s common stock to cover over-allotments, if any. The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations. The Offering is expected to close on October 19, 2005.

A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K. The above description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

The Company issued a press release on October 14, 2005. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated October 13, 2005, by and between the Company and the Underwriter.

99.1	Press Release dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2005	POKERTEK, INC.

	By:	/s/ Chris Daniels
Chris Daniels, Chief Financial Officer